                                                                EXHIBIT 10.36(A)

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated to be effective as of March 1, 1998, made and entered into by and between Schlotzsky's, Inc., a Texas corporation (the "Company") and John C. Wooley ("Wooley").

         The Board of Directors of the Company has determined that it is in the best interest of the Company to set forth the terms of employment of Wooley as President of the Company and Wooley has agreed to such terms. The Company and Wooley wish to promote their mutual best interest by setting forth the terms and conditions in writing.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. EMPLOYMENT. The Company employs Wooley and Wooley agrees to the terms and conditions set forth in this Agreement. Wooley agrees to serve as President and Chief Executive Officer of the Company to be responsible for general management of the affairs of the Company, reporting directly to the Board of Directors, and to devote good faith efforts on behalf of the Company.

         2. TERM OF EMPLOYMENT. Wooley's employment with the Company shall continue for three years from the effective date hereof, provided that such term shall be automatically extended from year to year thereafter, unless terminated by Wooley or the Company in accordance herewith.

         3. BASE SALARY, BONUS AND OTHER COMPENSATION. The Company shall pay to Wooley a base salary at the annual rate of $200,000 for the balance of 1998, $225,000 during 1999, $250,000 during 2000 and for each year thereafter, unless increased by agreement between the parties. Wooley's salary shall be payable on the same schedule that salary is paid to other employees. Wooley shall be entitled to a cash bonus for 1998, based from $16,666 if only one of the criteria is met, to $200,000 if all of the criteria, calculated in accordance with the attached Exhibit A, are met. Wooley shall also be entitled to such other bonuses and compensation as the Compensation Committee of the Board of Directors shall approve for each year thereafter.

         4. BENEFITS. Wooley shall receive, in addition to the base salary and the bonuses set forth in Section 3 hereof, such other benefits as are provided by the Company to its executive officers, such as group life, medical and disability insurance. In addition, Wooley is receiving stock options to acquire shares of Common Stock of the Company, certain of such options being subject to approval by the shareholders of an increase in the number of shares issuable under the Company's stock option plan at the 1998 Annual Meeting of Shareholders.

         5.  WOOLEY COVENANTS.

         (a) CONFIDENTIAL INFORMATION. Wooley acknowledges that the information, observations and data obtained by him while employed by the Company (including

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

those obtained by him while employed at the Company prior to the date of this Agreement) concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Wooley agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Wooley's act or omissions to act. Wooley shall deliver to the Company at the termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information or the business of the Company which he may then possess or have under this control.

         (b) INVENTIONS AND PATENTS.

             (i) Wooley agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Wooley while employed by the Company ("Work Product") belong to the Company. Wooley will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the President or the Board of Directors to establish and confirm such ownership.

             (ii) Wooley is hereby advised that Section 5(b)(i) of this Agreement regarding the Company's ownership of intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Wooley's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or developments, or (ii) the invention results from any work performed by Wooley of the Company.

         (c) NON-COMPETE, NON-SOLICITATION

             (i) Wooley acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company he has become familiar, with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Wooley agrees that, during employment and for twenty-four months thereafter, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or any foreign country where the Company is authorized to do business. For purposes of this Agreement, a business shall be deemed competitive if it is a restaurant, sandwich shop or food service operation offering principal menu entrees or items which are the same or confusingly similar to those then offered at any Schlotzsky's restaurant or outlet worldwide. Nothing herein shall prohibit Wooley from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Wooley has no active participation in the business of such corporation.

             (ii) During employment Wooley shall not, except in the course of properly dispensing his duties (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during employment or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

         (d) FULL-TIME. Wooley agrees to devote his best efforts to the business and affairs of the Company. Wooley shall seek written consent from the Compensation Committee of the Board of Directors of the Company to provide service to a third party for compensation. Consent to such activities may be withheld in the sole judgment of the Compensation Committee. Consents granted may be referenced in an addendum to this Agreement.

         (e) ENFORCEMENT. If, at the time of enforcement of paragraphs 5(a),
(b), (c), or (d) of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Wooley's services are unique and because Wooley has access to Confidential Information and Work Product, the parties hereto agree that money damages would be inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance or injunction or other relief in order to enforce, or prevent any violations of, the provisions hereof.

         6.  TERMINATION.

            (a) Wooley or the Company may terminate the employment of Wooley for cause or without cause by giving written notice at least 60 days in advance of the effective date of termination. For purposes of this Agreement "for cause" means termination by the Company of the employment of Wooley upon any of the following grounds and no others: (i) any act of dishonesty or violation of law on the part of Wooley resulting or intended to result directly or indirectly in personal gain or benefit at the expense of the Company, fraud, misappropriation, embezzlement or willful and material damage of or to property of the Company; (ii) any intentional act on the part of Wooley preventing him from discharging his duties for a material length of time; or (iii) a material breach of this Agreement, including willful and habitual neglect of duties, which is not cured within ten days following receipt of written notice.

            (b) Upon termination of Wooley's employment for any reason, he shall be entitled to receive the base salary and any bonuses earned through the date of termination. In addition, the Company shall continue to use good faith efforts to remove Wooley from all guaranties in favor of the Company as soon as practicable.

            (c) Upon termination of Wooley's employment without cause, he shall be entitled to receive the base salary and any bonuses earned through the date of termination, plus the base salary through the end of the term then in effect, or for one year, whichever is longer. Wooley may elect to treat a substantial reduction in responsibilities and duties as termination without cause. In the event of any dispute between the Company and Wooley concerning the status of a reduction in responsibilities and duties as "substantial," the dispute shall be submitted to an independent third party arbitrator acceptable to the Company and Wooley for a determination which shall be binding on both parties.

         7.  DISABILITY OR DEATH.

             (a) If as a result of illness, injury or other disability, Wooley is unable to perform his duties hereunder on a substantially full time basis for any period of twelve months or more, the Company may at its option terminate Wooley's employment hereunder and shall pay to Wooley the base salary and any bonuses through the date of termination, plus the base salary through the end of the term then in effect, or for one year, whichever is longer.

             (b) If Wooley shall die during the term of this employment by the Company, the Company shall pay to Wooley's estate the base salary and any bonuses through the date of his death, plus the base salary through the end of the term then in effect, or for one year, whichever is longer.

         8. MISCELLANEOUS. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and, to their respective successors and assigns. This Agreement shall be construed under and enforced in accordance with the laws of the State of Texas, and shall be performable in Travis County, Texas.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                            COMPANY:

                                            SCHLOTZSKY'S, INC.



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

                                            By:  /s/
                                                --------------------------------

                                            Its:
                                                 -------------------------------


                                            WOOLEY:

                                            /s/
                                            -----------------------------------
                                            John C. Wooley



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

                                   EXHIBIT A
                            1998 CEO BONUS PROGRAM



                          CEO's PERFORMANCE MEASURES
                       AND TARGET INCENTIVE OPPORTUNITIES

----------------------------------------------------------------- -----------------------------------------
           THREE PLANS AND 1998 PERFORMANCE MEASURES                      TARGET INCENTIVE OPPORTUNITY
----------------------------------------------------------------- -----------------------------------------

----------------------------------------------------------------- -----------------------------------------
- "Quality" Store Openings                                                          $33,334
----------------------------------------------------------------- -----------------------------------------

----------------------------------------------------------------- -----------------------------------------
- System-Wide Weighted Average Weekly Sales                                         $33,333
----------------------------------------------------------------- -----------------------------------------

----------------------------------------------------------------- -----------------------------------------
- Earnings Per Share                                                                $33,333
----------------------------------------------------------------- -----------------------------------------

                                  CEO's PLAN #1
                             QUALITY STORE OPENINGS

- Two-aspects.

  - Number of store openings.

  - Weighted average weekly sales (new stores).

- Target number of store openings:                            150

- Target weighted average weekly sales (new stores):      $15,400



            THRESHOLD, TARGET AND MAXIMUM OPPORTUNITIES

- Threshold cash incentive                                $16,667

- Target cash incentive                                   $33,367

- Maximum cash incentive                                  $66,667

                                 CEO's PLAN #1
                  QUALITY STORE OPENINGS PERFORMANCE MATRIX

- The following table summarizes the cash incentive opportunity for number of store openings and weighted average weekly sales ("AWS").

------------------------------------------------------------------------------------------------------------
                                       WEIGHTED AVERAGE WEEKLY SALES
                                                (NEW UNITS)
------------------------------------------------------------------------------------------------------------
                                   THRESHOLD*                   TARGET*                   MAXIMUM*
                                  $14,500/UNIT               $15,000/UNIT               $16,324/UNIT
--------------------------- -------------------------- -------------------------- --------------------------
         MAXIMUM
      170 NEW UNITS                  $33,334                    $50,000                    $66,667
--------------------------- -------------------------- -------------------------- --------------------------
          TARGET
      150 NEW UNITS                  $25,000                    $33,334                    $50,000
--------------------------- -------------------------- -------------------------- --------------------------
        THRESHOLD
      130 NEW UNITS                  $16,667                    $25,000                    $33,334
------------------------------------------------------------------------------------------------------------

- The objective of the Plan is to achieve both the number and quality of openings expected.

- Reward pay-out is subject to interpolation at levels of performance between Threshold and Maximum by reference to the cash incentive for the number of new units and weighted average weekly sales in the foregoing table that are closest to the actual performance without going over (the base incentive) and determining the additional cash incentive by reference to the amounts in the table which are nearest the base incentive. For example, if 140 units were opened with weighted average weekly sales of $14,750/unit, the cash incentive would be calculated as follows:

  1. The base incentive is $16,667. The spread between Threshold and Target units = 20 (150 - 130). 140 units is 10 more than the Threshold, or 50% (10 divided by 20) of the spread. Target incentive ($25,000) less Threshold incentive for new units ($16,667) multiplied by the percentage of the spread is:

          ($25,000 - $16,667) x 50% = $4,166.50

     Therefore, the additional incentive for 140 units is $4,166.50 more than the base incentive for new units.

  2. The spread between AWS Threshold and AWS Target is $500. $14,750 AWS is $250 more than Threshold, or 50% ($250 divided by $500) of the spread. Target incentive for AWS ($25,000) less Threshold incentive for AWS ($16,667) multiplied by the spread is ($25,000 - $16,667) x 50% =
     $4,166.50. Therefore, the additional incentive for $14,750 AWS is $4,166.50 more than the base incentive for AWS.

  3. Accordingly, the bonus = $16,667 (base incentive) + $4,166.50 (new unit additional incentive) + $4,166.50 (AWS additional incentive) = $25,000.

                                  CEO's PLAN #2
                   SYSTEM-WIDE WEIGHTED AVERAGE WEEKLY SALES

- This Plan rewards the CEO for achieving consistent growth in system-wide sales. The following table summarizes the incentive opportunity under this Plan.

----------------------------- ------------------------------------------- -----------------------------------
           LEVEL                   SYSTEM-WIDE PERFORMANCE/UNIT/YR.                     REWARD
----------------------------- ------------------------------------------- -----------------------------------
         Threshold                              $9,200                                 $16,666
----------------------------- ------------------------------------------- -----------------------------------

----------------------------- ------------------------------------------- -----------------------------------
           Target                               $9,800                                 $33,333
----------------------------- ------------------------------------------- -----------------------------------

----------------------------- ------------------------------------------- -----------------------------------
          Maximum                              $10,400                                 $66,666
----------------------------- ------------------------------------------- -----------------------------------

- Reward pay-out is subject to interpolation at levels of performance between threshold and maximum by reference to the system-wide performance per unit, per year, sales in the foregoing table which are nearest to actual performance. Accordingly, if actual system-wide weighted average weekly sales were $10,000 per unit, the Reward would be calculated as follows:

  The spread between Target and Maximum performance is $600 ($10,400 - $9,800). Actual performance ($10,000) less target performance ($9,800) = $200. $200 is one-third of the spread. Since the maximum Reward minus the Target Reward is $33,333 ($66,666 - $33,333), the actual Reward is $44,444 (one-third of
  $33,333 -- the difference between the maximum and the Target Reward = $11,111; $11,111 + $33,333 = $44,444).

                                 CEO's PLAN #3
                              EARNINGS PER SHARE

- This Plan rewards the CEO for achieving earnings per share objectives.

----------------------------- ------------------------------------------- -----------------------------------
           LEVEL                       1998 EARNINGS PER SHARE                          REWARD
----------------------------- ------------------------------------------- -----------------------------------
         Threshold                              $1.02                                  $16,666
----------------------------- ------------------------------------------- -----------------------------------

----------------------------- ------------------------------------------- -----------------------------------
           Target                               $1.05                                  $33,333
----------------------------- ------------------------------------------- -----------------------------------

----------------------------- ------------------------------------------- -----------------------------------
          Maximum                               $1.10                                  $66,666
----------------------------- ------------------------------------------- -----------------------------------

- Reward pay-out is subject to interpolation at levels of performance between threshold and maximum by reference to the earnings per share reflected in the foregoing table which are nearest to actual performance.